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                                                                Exhibit 5.1




                                                             (614) 464-6400



                                          October 15, 1998

Board of Directors
Symix Systems, Inc.
2800 Corporate Exchange Drive
Columbus, Ohio  43231

Gentlemen:

   We are familiar with the proceedings taken and proposed to be taken by Symix Systems, Inc., an Ohio corporation (the "Company"), in connection with the registration of 34,768 common shares, no par value, of the Company (the "Common Shares") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Common Shares are being registered for resale by certain selling shareholders of the Company.

   In connection with rendering this opinion, we have examined, among other things, the Amended Articles of Incorporation and Amended Regulations of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed to be material; a registration statement on Form S-3 under the Securities Act relating to the Common Shares, as amended to date (the "Registration Statement") and the prospectus contained therein (the "Prospectus"); and such other certificates, records and documents as we have considered necessary in order to express the opinion hereinafter set forth.

   Based upon the foregoing, and assuming compliance with applicable federal and state securities laws, we are of the opinion that the Common Shares are validly issued, fully paid and nonassessable and when sold by the selling shareholders as specified in the Prospectus, will be validly issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                          Very truly yours,


                                          /s/VORYS, SATER, SEYMOUR AND PEASE
                                          LLP




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